CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                       NATIONAL DIVERSIFIED SERVICES, INC.

        The  undersigned,   being  the  Chief  Executive   Officer  of  NATIONAL
DIVERSIFIED SERVICES, INC., a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

        1. The name of the Corporation is National Diversified Services, Inc. (the "Corporation").

        2. The Certificate of Incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

               "FIRST: The name of the Corporation is The Certo Group Corp."

         3. The Certificate of Incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

               "FOURTH: The Corporation is authorized to issue one hundred million (100,000,000) shares of the par value of $.001 each, amounting in the aggregate to $100,000. The outstanding shares of Common Stock shall be reverse split on a one-for-five basis, effective as of the filing date of this Certificate of Amendment. The number of authorized, but unissued shares shall not be affected by the reverse stock split."

        4. The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's shareholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        5. The foregoing amendment shall be effective as of November 10, 2005.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Dominic Certo, its Chief Executive Officer, this 28th day of October, 2005.


                                         NATIONAL DIVERSIFIED SERVICES, INC


                                         By: /s/ Dominic Certo
                                         ---------------------
                                         Dominic Certo, Chief Executive Officer